Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents℠

Conference Call Transcript

WOR - Worthington Industries Conference Call on Dietrich-ClarkWestern Joint Venture and Related MISA Metals Acquisition

Event Date/Time: Feb 22, 2011 / 04:00PM GMT

C O R P O R A T E   P A R T I C I P A N T S

Cathy Lyttle
Worthington Industries - VP Corporate Communications & IR

John McConnell
Worthington Industries - Chairman, CEO

Andy Rose
Worthington Industries - VP, CFO

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Mark Parr
KeyBanc Capital Markets - Analyst

Richard Garchitorena
Credit Suisse - Analyst

P R E S E N T A T I O N

Operator

Good morning, and welcome to the Worthington Industries conference call to discuss this morning's announcement on the pending joint venture between Dietrich Metal Framing and ClarkWestern Building Systems, as well as Worthington's agreement to acquire some of the steel processing assets of MISA Metals.

All participants will be able to listen only until the question-and-answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time.

I'd like to induce introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

Cathy Lyttle - Worthington Industries - VP Corporate Communications & IR

Thanks, Diane. Thanks for joining us this morning.

I want to remind you that certain statements made on this call are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ from those suggested. You can refer to our release this morning for more detail on those factors that could cause actual results to differ materially. For anyone interested in listening to this call again, a replay will be available on our website, and you can also access our investor overview PowerPoint on this transaction as well.

On the call today to provide you with further details on today's announcement are John McConnell, Chairman and Chief Executive Officer; George Stoe, President and Chief Operating Officer; and Andy Rose, Vice President and Chief Financial Officer. John McConnell will start us off.

John McConnell - Worthington Industries - Chairman, CEO

Thank you, Cathy, and thank all of you for joining us today.

We have consistently shared with you our focus on increasing our margins while decreasing the volatility of our overall earnings. To meet our objectives, all of our businesses have been working towards specific targets over the past three years, while simultaneously we have been selectively acquiring new companies.

In the case of Dietrich Metal Framing, after allowing enough time to assess the results of our transformation efforts there, we concluded that while operations were greatly improved in many aspects, in the greater context of the industry in which they work, the business could not meet our criteria. After considering the alternatives, we believe we have found the best outcome for our shareholders and the best home for many of our employees who will be given the opportunity to become a part of the venture.

Working with ClarkWestern, we are combining two of the largest players in a distressed industry, both sharply weakened by the recession, creating a much stronger single entity. Combining the existing volumes from both companies into a consolidated footprint will reduce costs and greatly improve the [currently] results, and we believe the venture is well positioned for the future, as indicated by retaining 25% of the Dietrich/ClarkWestern venture. Andy Rose will now give you more detail on the transaction. Andy?

Andy Rose - Worthington Industries - VP, CFO

Thanks, John, and good morning. As you saw in the press release, the transaction announced this morning has several moving parts, but we believe the end result will yield significant benefits for the shareholders of Worthington Industries.

We begin on page two of the webcast materials with an overview of the metal framing joint venture, which will be 75% owned by Marubeni-Itochu and 25% owned by Worthington. The JV will operate 13 facilities across the country, resulting in the closure of seven Dietrich facilities and one ClarkWestern facility.

In return for our reduced ownership in the JV, Worthington is receiving the non-automotive steel processing assets of MISA, which we will review further in a moment.

The entire transaction has been structured to be cashless for both sides, with the exception of nominal working capital and other transition payments. Worthington will retain and close seven Dietrich facilities, all within six months and some sooner. Some of the retained equipment will be utilized in our new China joint venture, while the remaining equipment assets and real estate will be liquidated with an estimated market value of $20 million to $25 million.

The new JV will be run by the ClarkWestern leadership team, but there will be significant Dietrich personnel offered opportunities in the new company, as the goal is to create a best-in-class workforce from the combined pool of employees. Importantly, severance liabilities from both companies are being shared 50-50.

Moving on to page three, the second piece of the transaction is the acquisition by Worthington of the non-automotive steel processing business of MISA. Of the three facilities currently in operation, Worthington will maintain a small tension leveling capability in Middletown, Ohio, and the Vonore, Tennessee, facility, with the majority of Middletown and Lawrenceburg, Tennessee, being closed. Business from closed facilities that can be profitably retained will be moved to existing Worthington facilities or Vonore.

The transaction was structured as a liquidation value asset purchase with MISA retaining all liabilities for severance, post-retirement healthcare, pension, and environmental. The value received by Worthington is approximately $70 million, consisting of $56 million of net working capital and $14 million of fixed assets at liquidation value. The estimated cash value of real estate from the closed facilities and unused equipment that will be sold, combined with working capital runoff from the downsizing of the business, is $40 million to $45 million.

Moving on to page four, the metal framing joint venture is the best solution for maximizing the value of this business in a very difficult market. We are creating the clear market leader with a national footprint and the broadest product line, while driving higher productivity levels and much lower cost per unit of production. While we have chosen not to quantify the low level of synergy here, it is obviously enormous.

Finally, we are monetizing close to half of the value of Dietrich today and providing the best opportunity for a second bite of the apple down the road when the market improves.

In short, the benefits to Worthington are significant. We will generate $60 million to $70 million of cash from the sale of non-contributed Dietrich assets and the closed facilities and equipment and liquidation of working capital for MISA Metals. MISA has some state-of-the-art steel processing equipment that will reduce future CapEx needs in our steel business. We gain a profitable steel processing facility well located in the important Southern market. And we remove a low-margin competitor in the steel market and create a market-leading platform in the metal framing business with much improved prospects as the market recovers.

Finally, on page six, we wanted to comment briefly on our international construction strategy, which remains intact. We recently announced a joint venture to design, engineer, and erect light-gauge steel-framed buildings in China, where we are leveraging our proprietary building methodologies. We will continue to pursue these opportunities in higher growth, higher return international markets.

I will now pass the call back to John.

John McConnell - Worthington Industries - Chairman, CEO

Thank you, Andy. Given Dietrich's scale within Worthington, its moving to an unconsolidated joint venture managed by our partner, combined with the additions we have announced and those that we are considering, the completion of today's announcement will be a pivotal moment in how Worthington is positioned to go forward.

As Andy mentioned, significant capital will be generated and internal resources shifted from working to fix a major piece of our Company to building its future.

At this point, we are happy to take any questions that you might have.

Q U E S T I O N   A N D   A N S W E R

Operator

(Operator Instructions). Mark Parr.

Mark Parr - KeyBanc Capital Markets - Analyst

That was quick. Good morning, guys.

First of all, congratulations on this move. And I think, JP, you did say that Dietrich or the metal framing space would be -- would no longer be consolidated. Is that right?

John McConnell - Worthington Industries - Chairman, CEO

That's correct.

Mark Parr - KeyBanc Capital Markets - Analyst

So this joint venture will become part of the equity earnings line item going forward? Is that correct?

John McConnell - Worthington Industries - Chairman, CEO

Yes, sir.

Mark Parr - KeyBanc Capital Markets - Analyst

Another question. Just on the acquired assets, could you talk a little bit more about those in terms of the magnitude of operations involved, and how many tons these facilities are consuming right now, and what the growth opportunities might be as you move forward with these new facilities over the next couple of years?

John McConnell - Worthington Industries - Chairman, CEO

Mark, I think the most significant thing out of that portion of this transaction is that we are really closing the majority of it. What will remain open in Vonore and a couple lathe lines in Monroe will be all that remains.

The tonnage itself isn't overwhelming. And we will work, as Andy said, to discern what we have out of that transaction that we can perform profitably, and that which we can't, we will not seek to retain. In total, it's around 100,000 pounds.

Mark Parr - KeyBanc Capital Markets - Analyst

Okay. All right, so it's relatively small and --

John McConnell - Worthington Industries - Chairman, CEO

It's relatively small, and it's kind of the liquidation value that we are going to receive as we go forward, both on the inventories and the equipment.

Mark Parr - KeyBanc Capital Markets - Analyst

All right. So, is the -- the idea is to run these facilities going forward, at least the one operation in Tennessee, and then to cut the lath line in Middletown? (Multiple speakers). Is that right?

John McConnell - Worthington Industries - Chairman, CEO

Correct. Those two. Yes.

Mark Parr - KeyBanc Capital Markets - Analyst

All right, and can you say anything about the financial performance of those operations right now? Are they in the black or is there a way to get them into the black over the next 12 months? I realize we're not talking big numbers here, but --

John McConnell - Worthington Industries - Chairman, CEO

Excuse me. One thing I do want to correct. Actually, [the cut and lengthener] is a tension leveler in Middletown. And we'll kind of be assessing whether to get that moved into our Monroe facility, which is, of course, right next door, literally. Almost literally. Or whether to leave it separately as it sits. So, we'll be making that assessment. And your question was what on profitability?

Mark Parr - KeyBanc Capital Markets - Analyst

No, it's just like, are these operations that you are acquiring, are they profitable, and -- or if they're not, what's -- is there an opportunity to restore a level of profitability in line with your -- with the steel processing segment over the next couple of years?

John McConnell - Worthington Industries - Chairman, CEO

Again, I think the important thing is what we are doing going forward. MISA is a private organization, so whether or not they are profitable or not at the moment is, in many ways, unconsequential anyway. So we'll retain what we can do profitably going forward, and we are confident there is some volumes there that we will retain and move those into other facilities between Vonore, between Monroe, Ohio, and possibly Decatur, Alabama. Depending on where the work is ultimately headed.

Mark Parr - KeyBanc Capital Markets - Analyst

Terrific. Congratulations, and I'll pass it on to other people, but it sounds like a good move.

John McConnell - Worthington Industries - Chairman, CEO

Sorry for your weather issues. Ours are not nearly as significant, but we're suffering some of the same down here.

Operator

Richard Garchitorena.

Richard Garchitorena - Credit Suisse - Analyst

So, just a couple of quick questions from me. One, in terms of the assets, you mentioned that there's not that much tonnage, but can you just maybe give us some ideas? Is that largely more long products or more heavily weighted on the -- what type of end markets you'd be servicing with those?

John McConnell - Worthington Industries - Chairman, CEO

They're appliance, HVAC, largely those two. So, and the products fit right into what we typically would do. So they are not long products. They're all flat.

Richard Garchitorena - Credit Suisse - Analyst

Great. My next question, obviously metal framing last year, revenues were roughly $331 million. That's going to basically move off the consolidated portion. Can you give us an idea, in terms of going forward, what your end market mix now may be? In the past, it has been roughly 30% construction, nonresidential construction, roughly 10% res. Is that changing?

John McConnell - Worthington Industries - Chairman, CEO

That will obviously change a good deal on the construction side. Construction will remain only in the steel business, and then the new foreign enterprises that we just started, the midrise joint venture in China, the one in Mozambique, and others that we are working on as far as international building goes, have -- and of course, those are just start-ups.

So, the current mix, my goodness, overall would shrink, construction-wise, to well under 5%, I would assume. I'm looking at Andy. I don't think we've modeled this yet, but it's not a significant portion. You'd get into [holder], and that's countered in the construction space in steel, and that's a significant part of the construction mix there. So, it's somewhat of a different kind of construction as well.

Operator

At this time, there are no further questions.

John McConnell - Worthington Industries - Chairman, CEO

Okay. Thank you all for joining us. As I said earlier, I believe when this closes here in a few short weeks, and we are confident that it will, otherwise we wouldn't be out with you today, that it will do a number of very good things for us going forward, and we also believe the venture itself will do quite well in the future, particularly as the commercial construction markets return. Thank you again. Goodbye.

Operator

Thank you. That concludes our call for today.

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